UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2023

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2023, the Board of Directors (the “Board”) of CVD Equipment Corporation (the “Company”) voted to appoint Dr. Ashraf Lotfi to serve as a member of the Board, effective August 18, 2023. Immediately prior to the appointment of Dr. Lotfi, the Board voted to expand the number of directors from five to six.

Dr. Lotfi will serve on the Board as a Director until the Company’s 2024 Annual Meeting of Shareholders. The Board has also voted to appoint Dr. Lotfi to serve as a member of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board, and the Nominating, Governance and Compliance Committee of the Board (the “Nominating, Governance and Compliance Committee”).

The Board decided upon Dr. Lotfi’s appointment after receiving a nomination and recommendation from the Nominating, Governance and Compliance Committee. The Board has determined that Dr. Lotfi qualifies as “independent” in accordance with the applicable listing requirements of The Nasdaq Stock Market LLC (“NASDAQ”) and satisfies the independence requirements applicable to Audit Committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Dr. Lotfi is currently a venture partner with Deep Sciences Ventures and serves on the board of Lotus Microsystems, ApS. Dr. Lotfi previously served as Vice President and a Fellow at Intel Corporation (“Intel”). Prior to Intel, he was the Power Chief Technology Officer for Altera Corporation (“Altera”) serving its Enpirion Power Business as well as the broader Field Programmable Gate Array community. Altera was acquired by Intel in 2015. Prior to Altera, he served as President and Chief Executive Officer of Enpirion, Inc. (“Enpirion”), which he founded in 2002.

Since Enpirion’s inception, Dr. Lotfi led its strategic direction with a unique industry‐first vision to create the ultimate power converter‐on‐chip to create ubiquitous DC‐DC conversion at the silicon level. In 2013, he led Enpirion’s merger into Altera to realize his vision of highly integrated power management closely coupled to leading‐edge digital loads. Prior to founding Enpirion, he was Director of Advanced Power Research at Bell Laboratories.

In accordance with the Company’s non-employee director compensation policy adopted on October 1, 2021, as a non-employee director of the Company, Dr. Lotfi is entitled to receive cash compensation in the amount of $40,000 per year for his service on the Board and $40,000 of restricted stock that vests quarterly over his year of service.

There are no family relationships between Dr. Lotfi and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Lotfi has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On August 21, 2023, the Company issued a press release announcing the appointment of Dr. Lotfi to its Board.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 5.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 21, 2023
CVD EQUIPMENT CORPORATION

By:	/s/ Richard Catalano
Name:	Richard Catalano
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer